                                                                     EXHIBIT 4.2


                     AMENDED AND RESTATED PLEDGE AGREEMENT

     THIS AMENDED AND RESTATED PLEDGE AGREEMENT dated as of August 6, 1999 (as amended, modified or otherwise supplemented, the "Pledge Agreement" or this
                                                  ----------------
"Agreement") by NATIONAL EQUIPMENT SERVICES, INC., a Delaware corporation (the
----------
"Borrower") and the Subsidiary Guarantors identified on the signature pages hereof and such other parties as may become Subsidiary Guarantors after the date hereof (hereinafter, the Borrower and such Subsidiary Guarantors collectively referred to herein as the "Pledgors" or individually referred to as a "Pledgor")
                           --------                                    -------
in favor of FIRST UNION NATIONAL BANK, in its capacity as agent (in such capacity, the "Agent") for the Lenders under the Credit Agreement described
               -----
below and any Affiliates of Lenders which provide interest rate or currency protection agreements as hereafter provided (collectively, the "Lenders").
                                                                -------

                                   RECITALS
                                   --------

     WHEREAS, pursuant to that certain credit agreement dated as of July 17, 1998 (the "Existing Credit Agreement") among the Borrower, the Guarantors, the lenders party thereto (the "Existing Lenders") and the Agent, the Existing Lenders required, as a condition precedent to their entering into the Existing Credit Agreement and making extensions of credit to or for the account of the Borrower thereunder, the Borrower and Guarantors to execute that certain pledge agreement dated as of July 17, 1998 (the "Existing Pledge Agreement");

     WHEREAS, the Lenders have agreed to amend the Existing Credit Agreement pursuant to the Amended and Restated Credit Agreement dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the "Credit Agreement") among the Borrower, the Guarantors, the Lenders and the
     ----------------
Agent to provide the Borrower with a $700,000,000 credit facility; and

     WHEREAS, the Lenders have required, as a condition precedent to their entering into the Credit Agreement and making extensions of credit to or for the account of the Borrower thereunder, that the Pledgors agree to amend the Existing Pledge Agreement to secure their respective obligations under the Credit Agreement and the other Credit Documents in accordance with the terms of this Pledge Agreement.

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Defined Terms. (a)  Unless otherwise defined herein, terms defined in
          -------------
the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. For purposes of this Agreement, the term "Lender" shall
                                                                 ------
include any Affiliate of any Lender which has entered into a Hedging Agreement with the Borrower to the extent permitted by the Credit Agreement in respect of the Credit Party Obligations.

     (b)  The following terms shall have the following meanings:
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          "Agreement": this Pledge Agreement, as the same may be amended,
           ---------
     modified or otherwise supplemented from time to time.

          "Code": the Uniform Commercial Code from time to time in effect in the
           ----
     State of New York.

          "Collateral":  the Pledged Stock and all Proceeds thereof.
           ----------

          "Collateral Account":  any account established to hold money Proceeds,
           ------------------
     maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Lenders as provided in
     Section 8(a).

          "Issuers":  the collective reference to the companies identified on
           -------
     Schedule 1 attached hereto as the issuers of the Pledged Stock;
     ----------
     individually, each an "Issuer."
                            ------

          "Pledged Stock": the shares of Capital Stock listed on Schedule 1
           -------------                                         ----------
     hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by any Issuer to a Pledgor in respect of the Pledged Stock while this Agreement is in effect.

          "Proceeds": all "proceeds" as such term is defined in Section 9-306(1)
           --------
     of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

          "Secured Obligations":  the collective reference to the following:
           -------------------

               (a) All unpaid principal of and interest on (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and other obligations owing under the Credit Agreement and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Pledgors, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Pledgors to the Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Notes, the other Credit Documents, any Hedging Agreements with the Agent or any Lender in respect of the Pledgors' obligations under the Credit Agreement to the extent permitted by the Credit Agreement or any other document made, delivered or given in connection therewith, in each case, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent and the Lenders that are required to be paid paid by the Pledgors pursuant to the terms of the Credit Agreement, any other Credit Document or any such Hedging Agreements); and

               (b) All other indebtedness, liabilities and obligations of any kind or nature, now existing or hereafter arising, owing by the Pledgors to the Agent or any Lender, arising under this Pledge Agreement or any of the other Credit Documents, whether primary, secondary, direct, contingent, or joint and several.

          "Securities Act":  the Securities Act of 1933, as amended.
           --------------

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2.   Pledge; Grant of Security Interest.  Each of the Pledgors hereby
          ----------------------------------
delivers to the Agent, for the ratable benefit of the Lenders, all the Pledged Stock and hereby grants to the Agent, for the ratable benefit of the Lenders, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

     3.   Stock Powers.  Concurrently with the delivery to the Agent of each
          ------------
certificate representing one or more shares of Pledged Stock, each of the Pledgors shall deliver to the Agent an undated stock power covering such certificate, duly executed in blank.

     4.   Representations and Warranties.  Each of the Pledgors represents and
          ------------------------------
warrants that:

          (a) The shares of Pledged Stock constitute all the issued and outstanding shares of all classes of Capital Stock of each Issuer.

          (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

          (c) The Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interests created by this Agreement.

          (d) Upon delivery to the Agent of the stock certificates evidencing the Pledged Stock, the security interest created by this Agreement will constitute a valid, perfected first priority security interest in the Collateral, enforceable in accordance with its terms against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the

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

     Pledgor, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     5.   Covenants.  Each of the Pledgors covenants and agrees with the Agent
          ---------
and the Lenders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

          (a) If the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Agent and the Lenders, hold the same in trust for the Agent and the Lenders and deliver the same forthwith to the Agent in the exact form received, duly endorsed by the Pledgor to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Agent and the Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Secured Obligations.

          (b) Without the prior written consent of the Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or equity securities of any nature of any Issuer,
     (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Agent to sell, assign or transfer any of the Collateral.

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

          (c) The Pledgor shall maintain the security interest created by this Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

          (d) The Pledgor shall pay, and save the Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, except for any such liabilities which result from the gross negligence or willful misconduct of the Agent.

     6.   Cash Dividends; Voting Rights.  Unless an Event of Default shall have
          -----------------------------
occurred and be continuing and the Agent shall have given notice to the Pledgors of the Agent's intent to exercise its corresponding rights pursuant to Section 7 below, the Pledgors shall be permitted to receive all cash dividends paid in the normal course of business of the Issuers and consistent with past practice or otherwise to enable the partners or shareholders of the Pledgors to pay taxes, to the extent permitted by the Credit Agreement, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right
       --------  -------
exercised or other action taken which, in the Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Credit Document.

     7.   Rights of the Lenders and the Agent. (a)  All money Proceeds received
          -----------------------------------
by the Agent hereunder shall be held by the Agent for the benefit of the Lenders in a Collateral Account. All Proceeds while held by the Agent in a Collateral Account (or by the Pledgors in trust for the Agent and the Lenders) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 8(a).

     (b) At any time after an Event of Default shall have occurred and be continuing and the Agent shall give notice of its intent to exercise such rights to the Pledgors, (i) the Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Secured Obligations in the order set forth in Section 11 of the Security Agreement, and (ii) all shares of the Pledged Stock shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of any

Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Pledgors or the Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to the Pledgors to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     8.   Remedies.  (a) At any time after an Event of Default shall have
          --------
occurred and be continuing, at the Agent's election, the Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Secured Obligations in the order set forth in Section 3.15(b) to the Credit Agreement.

     (b) At any time after an Event of Default shall have occurred, the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgors or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgors to the extent permitted by applicable law. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Agent, to the payment in whole or in part of the Secured Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Pledgors. If any notice of a proposed sale or other disposition of

                                       6
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Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 20 days before such sale or other disposition. The Pledgors shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

     9.   Registration Rights; Private Sales.   (a) If the Agent shall determine
          ----------------------------------
to exercise its right to sell any or all of the Pledged Stock pursuant to
Section 8 hereof, and if in the opinion of the Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Pledgors will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act,
(ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Pledgor acknowledges and agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdiction which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

     (b) The Pledgors recognize that the Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obligated to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgors agree that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer agree to do so.

     (c) The Pledgors further agree to use best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section valid and binding and in compliance with any and all other applicable requirements of law. The Pledgors further agree that a breach of any of the covenants contained in this Section will cause irreparable injury to the Agent and the Lenders, that the Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgors,

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

and the Pledgors hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

     10.  Irrevocable Authorization and Instruction to Issuer.  The Pledgors
          ---------------------------------------------------
hereby authorize and instruct each Issuer to comply with any instruction received by them or any one of them from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgors, and the Pledgors agree that each Issuer shall be fully protected in so complying.

     11.  Agent's Appointment as Attorney-in-Fact. (a) The Pledgors hereby
          ---------------------------------------
irrevocably constitute and appoint the Agent and any officer or agent of the Agent, with full power of substitution, as their true and lawful attorney-in-fact with fully irrevocable power and authority in the place and stead of the Pledgors and in the name of the Pledgors or in the Agent's own name, from time to time after the occurrence and during the continuation of an Event of Default, in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsement, assignment or other instruments of transfer.

     (b) The Pledgors hereby ratify all that the Agent shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 11(a) herein. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     12.  Duty of Agent.  The Agent's sole duty with respect to the custody,
          -------------
safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account, except that the Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgors or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

     13.  Execution of Financing Statements.  Pursuant to Section 9-402 of the
          ---------------------------------
Code, the Pledgors authorize the Agent to file financing statements with respect to the Collateral without the signature of the Pledgors in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     14.  Authority of Agent.  The Pledgors acknowledge that the rights and
          ------------------
responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgors, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither any of the Pledgors nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

     15.  Notices.  All notices shall be given or made in accordance with
          -------
Section 11.1 of the Credit Agreement.

     16.  Severability.  Any provision of this Agreement which is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     17.  Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the
          -----------------------------------------------------
terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgors and the Agent, provided that any provision of this Agreement may be waived by the
           --------
Agent, on behalf of the Lenders, in a letter or agreement executed by the Agent or by facsimile transmission from the Agent.

     (b) Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 17(a) hereof), be deemed to delay, indulge, omit or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion.

     (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     18.  Section Headings.  The section headings used in this Agreement are for
          ----------------
convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     19.  Successors and Assigns.  This Agreement shall be binding upon the
          ----------------------
successors and assigns of the Pledgors and shall inure to the benefit of the Agent and the Lenders and their successors and assigns, provided that the Pledgors may not assign any of their rights or obligations under this Agreement without the prior written consent of the Agent and any such purported assignment shall be null and void.

     20.  Governing Law; Submission to Jurisdiction; Venue.  THIS AGREEMENT AND
          ------------------------------------------------
THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF THE CREDIT AGREEMENT RELATING TO SUBMISSION TO JURISDICTION AND VENUE ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.
                                                       ------- --------

     21.  Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH
          --------------------
PLEDGOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS PLEDGE AGREEMENT, THE CREDIT DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.


     22.  Amendment and Restatement Without New Conveyance. Notwithstanding any
          ------------------------------------------------
language to the contrary contained herein, the amendment and restatement effected by this Pledge Agreement does not create or cause any new or additional conveyance of liens or security interests by the Pledgors to the Agent, but rather amends and restates the terms and conditions governing the existing liens and security interests granted by the Pledgors to the Agent in the Existing Pledge Agreement in connection with and as required by the Existing Credit Agreement. This Pledge Agreement does not terminate or nullify any of the liens or security interests heretofore created or granted by the Pledgors in favor of the Agent, and all such existing liens and security interests shall remain in full force and effect, without interruption in the attachment or perfection of any such liens and security interests.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:                NATIONAL EQUIPMENT SERVICES, INC.,
--------
                         a Delaware corporation

                         NES ACQUISITION CORP.,
                         a Delaware corporation

                         NES EAST ACQUISITION CORP.,
                         a Delaware corporation

                         NES MICHIGAN ACQUISITION CORP.,
                         a Delaware corporation

                         BAT ACQUISITION CORP.,
                         a Delaware corporation

                         ALBANY LADDER COMPANY, INC.,
                         a New York corporation

                         FALCONITE, INC.
                         an Illinois corporation

                         FALCONITE EQUIPMENT, INC.,
                         an Illinois corporation

                         M&M PROPERTIES, INC.,
                         an Alabama corporation

                         CARL'S MID SOUTH RENT-ALL CENTER
                         INCORPORATED,
                         a Tennessee corporation

                         FALCONITE REBUILD CENTER, INC.,
                         a Kentucky corporation

                         FALCONITE AVIATION, INC.,
                         a Delaware corporation

                         MCCURRY & FALCONITE EQUIPMENT CO., INC., an Alabama corporation


                          (Signature Pages Continue)

                         SHAUGHNESSY CRANE SERVICE, INC.,
                         a Massachusetts corporation

                         REBEL STUDIO RENTALS, INC.,
                         a California corporation

                         BARRICADE & LIGHT RENTAL, INC.,
                         an Arizona corporation

                         MAYER-HAMMANT EQUIPMENT, L.L.C.,
                         a Louisiana limited liability company,

                              By:   Shaughnessy Crane Service, Inc.,
                                    its Sole Member

                         WELLESLEY CRANE SERVICE CO., INC.,
                         a Massachusetts corporation

                         GOULD & ASSOCIATES, INC.,
                         a Georgia corporation

                         NES SHORING ACQUISITION, INC.,
                         a Delaware corporation

                         By: /s/ Paul R. Ingersoll
                            ------------------------
                         Name: Paul R. Ingersoll
                              ----------------------
                         Title: V.P.
                               ---------------------


                          (Signature Pages Continue)

                         PLANK MANAGEMENT, INC.,
                         a Texas corporation

                         By: /s/ Paul R. Ingersoll
                            ------------------------
                         Name: Paul R. Ingersoll
                              ----------------------
                         Title:  V.P.
                               ---------------------

                         THE PLANK COMPANIES, L.P.,
                         a Delaware limited partnership

                              By:   Plank Management, Inc.,
                                    its General Partner

                              By:  /s/ Paul R. Ingersoll
                                 ---------------------------
                              Name:  Paul R. Ingersoll
                                    ------------------------
                              Title:  V.P.
                                    ------------------------


                          (Signature Pages Continue)

                         RICHLITE, INC.,
                         a Virginia corporation

                         By:  /s/ Paul R. Ingersoll
                            -----------------------------
                         Name:  Paul R. Ingersoll
                              ---------------------------
                         Title:  V.P.
                               --------------------------

                         INTERSTATE TRAFFIC CONTROL, INC.,
                         a West Virginia corporation

                         By: /s/ Paul R. Ingersoll
                            -----------------------------
                         Name:  Paul R. Ingersoll
                              ---------------------------
                         Title: V.P.
                               --------------------------


                          (Signature Pages Continue)

AGENT:                   FIRST UNION NATIONAL BANK,
-----
                         as Agent

                         By: /s/ Thomas Lauer
                            ---------------------
                         Name: Thomas Lauer
                              -------------------
                         Title: VP
                               ------------------